SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2004

HORIZON MEDICAL PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	001-15459 (Commission File Number)	58-1882343 (I.R.S. Employer Identification No.)

One Horizon Way P.O. Box 627 Manchester, Georgia (Address of principal executive offices)	31816 (Zip Code)

Registrant’s telephone number, including area code: 706-846-3126

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

      On January 16, 2004, Horizon Medical Products, Inc. (the “Registrant”) issued a press release announcing the resignation of Marshall B. Hunt as the Registrant’s Chief Executive Officer, effective as of January 16, 2004. The press release also announced the appointment of Robert J. Wenzel as the Registrant’s interim Chief Executive Officer. A copy of the above-described press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

               (c) Exhibits.

               The following exhibit is filed herewith:

Exhibit No.	Description

99.1 —	Press Release of Horizon Medical Products, Inc., issued on January 16, 2004.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2004

HORIZON MEDICAL PRODUCTS, INC.

By: /s/ Robert J. Wenzel

Robert J. Wenzel President and Chief Operating Officer